Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2024
Fourth Quarter and Full Year Results

Revenue Up 17% Compared to FY23
Net Income Up 41% Compared to FY23
Adjusted EBITDA Up 28% Compared to FY23
Record Backlog of $1.96 Billion

DOTHAN, AL, November 21, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter and year ended September 30, 2024.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report significant growth in fiscal year 2024, led by the strong operational performance of our family of companies throughout the Sunbelt. We are proud of the contributions from our more than 5,000 employees that helped deliver a record fiscal year and generated revenue growth of 17%, net income growth of 41%, and Adjusted EBITDA(1) growth of 28% compared to fiscal 2023, including Adjusted EBITDA Margin(1) of 12.1% for fiscal 2024. In addition, we completed eight acquisitions in fiscal 2024 that expanded our geographic footprint into new growth markets and enhanced CPI’s relative market share across our Sunbelt states.”
Fiscal 2024 revenues were $1.82 billion, an increase of 17% compared to $1.56 billion in fiscal 2023. Fourth quarter revenues were $538.2 million, an increase of 13% compared to $475.0 million in the fourth quarter last year.
Gross profit was $258.3 million in fiscal 2024, an increase of 32% compared to $196.4 million in fiscal 2023. Gross profit for the fourth quarter was $84.1 million, an increase of 11% compared to $75.5 million in the fourth quarter last year.
General and administrative expenses were $151.5 million for fiscal 2024, or 8.3% of total revenue, compared to $126.9 million, or 8.1% of total revenue, in fiscal 2023. Fourth quarter general and administrative expenses were $39.8 million, compared to $33.0 million in the fourth quarter last year, and as a percentage of total revenue, 7.4% and 6.9%, respectively.
Net income was $68.9 million for fiscal 2024, an increase of 41% compared to net income of $49.0 million in fiscal 2023. Fourth quarter net income was $29.3 million, a decrease of 5.2% compared to net income of $30.9 million in the fourth quarter last year.
Adjusted EBITDA(1) for fiscal 2024 was $220.6 million, an increase of 28% compared to $172.6 million in fiscal 2023. Adjusted EBITDA Margin(1) in fiscal 2024 was 12.1%, compared to 11.0% in fiscal 2023. Fourth quarter Adjusted EBITDA(1) was $77.0 million, an increase of 11.8% compared to $68.9 million in the fourth quarter last year. Adjusted EBITDA Margin(1) in the fourth quarter was 14.3%, compared to 14.5% in the fourth quarter last year.
Project backlog was $1.96 billion at September 30, 2024, compared to $1.60 billion at September 30, 2023 and $1.86 billion at June 30, 2024.
Smith added, “Earlier this month, we acquired Lone Star Paving, our new platform company in Texas. Lone Star is an excellent company with an outstanding management team operating in three of the fastest growth metro areas in the country. We are pleased to welcome Lone Star into the CPI family of companies. They uniquely fit our culture with a shared commitment to safety, operational excellence, employee advancement and smart vertical integration initiatives.
(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

“In fiscal 2025, we continue to project growth and enhanced profitability, supported by eleven months of Lone Star’s contribution in our fiscal year. The addition of Lone Star positions CPI to accelerate our ROAD-Map 2027 strategy and to deliver long-term value to our investors and other stakeholders.”
Fiscal 2025 Outlook
As previously announced, CPI’s outlook for fiscal 2025 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:
•Revenue in the range of $2.48 billion to $2.58 billion
•Net income in the range of $97 million to $113 million
•Adjusted EBITDA(1) in the range of $347 million to $377 million
•Adjusted EBITDA Margin(1) in the range of 14.0% to 14.6%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are excited to enter Texas with an outstanding company like Lone Star. This transformational acquisition exemplifies the CPI growth strategy of partnering with experienced local operators who know how to build and operate great companies that we can further support within our larger organization. Moving forward, we will continue to benefit from opportunities afforded by a generational investment in infrastructure, the fast-growing economies in the Sunbelt, and numerous organic and acquisitive growth opportunities to scale our organization and deliver value to our stockholders.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter and year ended September 30, 2024. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 28, 2024 by calling (201) 612-7415 and using passcode ID: 13748361#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, CPI focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2024	2023	2024	2023
Revenues	$538,163	$475,026	$1,823,889	$1,563,548
Cost of revenues	454,082	399,489	1,565,635	1,367,163
Gross profit	84,081	75,537	258,254	196,385
General and administrative expenses	(39,836)	(33,002)	(151,497)	(126,947)
Gain on sale of property, plant and equipment	1,523	2,223	4,483	7,048
Gain on facility exchange	—	—	—	5,389
Operating income	45,768	44,758	111,240	81,875
Interest expense, net	(6,084)	(3,545)	(19,071)	(17,346)
Other (expense) income	(117)	(50)	(70)	875
Income before provision for income taxes and earnings from investment in joint venture	39,567	41,163	92,099	65,404
Provision for income taxes	10,256	10,250	23,161	16,403
Loss from investment in joint venture	(3)	—	(3)	—
Net income	$29,308	$30,913	$68,935	$49,001
Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on interest rate swap contract, net	(6,722)	1,922	(11,889)	1,297
Unrealized gain (loss) on restricted investments, net	418	(211)	697	(223)
Other comprehensive (loss) income, net	(6,304)	1,711	(11,192)	1,074
Comprehensive income	$23,004	$32,624	$57,743	$50,075

Net income per share attributable to common stockholders:
Basic	$0.57	$0.60	$1.33	$0.95
Diluted	$0.56	$0.59	$1.31	$0.94

Weighted average number of common shares outstanding:
Basic	51,792,183	51,828,257	51,883,760	51,827,001
Diluted	52,590,344	52,406,501	52,574,503	52,260,206

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$74,686	$48,243
Restricted cash	1,998	837
Contracts receivable including retainage, net	350,811	303,704
Costs and estimated earnings in excess of billings on uncompleted contracts	25,966	27,296
Inventories	106,704	84,038
Prepaid expenses and other current assets	24,841	9,306
Total current assets	585,006	473,424

Property, plant and equipment, net	629,924	505,095
Operating lease right-of-use assets	38,932	14,485
Goodwill	231,656	159,270
Intangible assets, net	20,549	19,520
Investment in joint venture	84	87
Restricted investments	18,020	15,079
Other assets	17,964	32,705
Total assets	$1,542,135	$1,219,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,572	$151,406
Billings in excess of costs and estimated earnings on uncompleted contracts	120,065	78,905
Current portion of operating lease liabilities	9,065	2,338
Current maturities of long-term debt	26,563	15,000
Accrued expenses and other current liabilities	42,189	31,534
Total current liabilities	380,454	279,183
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	486,961	360,740
Operating lease liabilities, net of current portion	30,661	12,649
Deferred income taxes, net	53,852	37,121
Other long-term liabilities	16,467	13,398
Total long-term liabilities	587,941	423,908
Total liabilities	968,395	703,091
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2024 and September 30, 2023 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 44,062,830 shares issued and 43,819,102 shares outstanding at September 30, 2024, and 43,760,546 shares issued and 43,727,680 shares outstanding at September 30, 2023	44	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,784,650 shares issued and 8,861,698 shares outstanding at September 30, 2024, and 11,921,463 shares issued and 8,998,511 shares outstanding at September 30, 2023	12	12
Additional paid-in capital	278,065	267,330
Treasury stock, Class A common stock, par value $0.001, at cost, 243,728 shares at September 30, 2024, and 32,866 shares at September 30, 2023	(11,490)	(178)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,922,952 shares at September 30, 2024 and 2023	(15,603)	(15,603)
Accumulated other comprehensive income, net	7,502	18,694
Retained earnings	315,210	246,275
Total stockholders’ equity	573,740	516,574
Total liabilities and stockholders’ equity	$1,542,135	$1,219,665

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Year Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$68,935	$49,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	92,920	79,100
Amortization of deferred debt issuance costs	362	299
Unrealized loss (gain) on derivative instruments	184	342
Provision (recovery) for bad debt	491	456
Gain on sale of property, plant and equipment	(4,483)	(7,048)
Gain on facility exchange	—	(5,389)
Realized losses on restricted investments	53	30
Share-based compensation expense	14,412	10,759
Loss (earnings) from investment in joint venture	3	—
Deferred income taxes	22,681	11,165
Other non-cash adjustments	(300)	(263)
Changes in operating assets and liabilities:
Contracts receivable including retainage	(6,627)	(25,961)
Costs and estimated earnings in excess of billings on uncompleted contracts	5,531	2,573
Inventories	(15,480)	(7,320)
Prepaid expenses and other current assets	(13,015)	3,650
Other assets	(522)	(129)
Accounts payable	13,433	17,220
Billings in excess of costs and estimated earnings on uncompleted contracts	24,869	24,099
Accrued expenses and other current liabilities	4,828	2,340
Other long-term liabilities	804	2,233
Net cash provided by operating activities, net of acquisitions	209,079	157,157
Cash flows from investing activities:
Purchases of property, plant and equipment	(87,930)	(97,810)
Proceeds from sale of property, plant and equipment	14,059	17,698
Proceeds from facility exchange	—	36,987
Business acquisitions, net of cash acquired	(231,777)	(91,787)
Proceeds from the sale of restricted investments	3,553	2,900
Purchases of restricted investments	(5,490)	(11,360)
Net cash used in investing activities	(307,585)	(143,372)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs	210,235	103,000
Principal payments of long-term debt	(72,813)	(103,125)
Purchase of treasury stock	(11,312)	(139)
Net cash provided by (used in) financing activities	126,110	(264)
Net change in cash, cash equivalents and restricted cash	27,604	13,521
Cash, cash equivalents and restricted cash:
Beginning of year	49,080	35,559
End of year	$76,684	$49,080

Supplemental cash flow information:
Cash paid for interest	$21,680	$19,157
Cash paid for income taxes	$5,447	$1,009
Cash paid for operating lease liabilities	$6,874	$3,029
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$29,097	$3,109
Property, plant and equipment financed with accounts payable	$7,227	$2,459
Amounts (receivable) payable to sellers in business combinations	$(153)	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) expenses associated with non-routine acquisitions. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the applicable periods.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Years Ended September 30, 2024 and 2023
(in thousands, except percentages)

	For the Fiscal Year Ended September 30,
	2024	2023 (2)
Net income	$68,935	$49,001
Interest expense, net	19,071	17,346
Provision for income taxes	23,161	16,403
Depreciation, depletion, accretion and amortization	92,920	79,100
Share-based compensation expense	15,031	10,759
Acquisition-related expenses (1)	1,455	—
Adjusted EBITDA	$220,573	$172,609
Revenues	$1,823,889	$1,563,548
Adjusted EBITDA Margin	12.1%	11.0%
(1)Reflects expenses associated with the acquisition of Lone Star Paving, which management views as a non-routine acquisition.
(2)In periods commencing prior to September 30, 2023, the Company historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, and the Company has recast comparative Adjusted EBITDA and Adjusted EBITDA Margin for the quarter and fiscal year ended September 30, 2023 to conform to the current definition.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2024 and 2023
(in thousands, except percentages)

	For the Three Months Ended September 30,
	2024	2023 (2)
Net income	$29,308	$30,913
Interest expense, net	6,084	3,545
Provision for income taxes	10,256	10,250
Depreciation, depletion, accretion and amortization	25,452	21,331
Share-based compensation expense	4,445	2,850
Acquisition expenses(1)	1,455	—
Adjusted EBITDA	$77,000	$68,889
Revenues	$538,163	$475,026
Adjusted EBITDA Margin	14.3%	14.5%
(1)Reflects expenses associated with the acquisition of Lone Star Paving, which management views as a non-routine acquisition.
(2)In periods commencing prior to September 30, 2023, the Company historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, and the Company has recast comparative Adjusted EBITDA and Adjusted EBITDA Margin for the quarter and fiscal year ended September 30, 2023 to conform to the current definition.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2025 Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$97,000	$113,000
Interest expense, net	64,072	62,715
Provision for income taxes	32,471	38,432
Depreciation, depletion, accretion and amortization	128,957	138,353
Share-based compensation expense	21,500	21,500
Acquisition expenses	3,000	3,000
Adjusted EBITDA	$347,000	$377,000
Revenues	$2,480,000	$2,580,000
Adjusted EBITDA Margin	14.0%	14.6%